UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 1, 2016

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

Amendment to Credit Agreement

On July 1, 2016, TETRA Technologies, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries entered into an Agreement and Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. The Fourth Amendment amends the Credit Agreement dated as of June 27, 2006, as previously amended (as amended, the “Credit Agreement”) while maintaining the existing $225 million commitment level under the Credit Agreement.

The Fourth Amendment replaced and modified certain financial covenants in the Credit Agreement as follows:

(i)
The interest coverage ratio covenant was deleted and replaced with a fixed charge coverage ratio. The fixed charge coverage ratio compares (a) the Company’s EBITDA (as defined in the Fourth Amendment) minus (1) cash income tax expense, (2) non-financed capital expenditures, and (3) cash dividends and distributions by the Company to (b) the Company’s interest expense plus (1) scheduled principal payments (including capital lease obligations) and (2) stock repurchases. The Fourth Amendment provides that the fixed charge coverage ratio may not be less than 1.25 to 1 as of the end of any fiscal quarter.

(ii)
The consolidated leverage ratio covenant was amended and the consolidated leverage ratio may not exceed (a) 4.00 to 1 at the end of the Company’s fiscal quarters ending during the period from and including June 30, 2016 through and including March 31, 2018, (b) 3.75 to 1 at the end of the Company’s fiscal quarters ending during the period from and including June 30, 2018 through and including December 31, 2018, and (c) 3.5 to 1 at the end of each of the Company’s fiscal quarters thereafter.

In addition, the Fourth Amendment provides for the following other changes related to the Credit Agreement: (i) imposed a requirement that all obligations under the Credit Agreement and the guarantees of such obligations be secured as more fully described below under the caption “Security Agreement”; (ii) imposed a requirement that the Company use designated consolidated cash and cash equivalents of the Company and certain subsidiaries in excess of $25.0 million (the amount of such excess, the “Excess Cash Amount”) to prepay the loans in an amount equal to the lesser of the Excess Cash Amount and the aggregate amount of the loans outstanding; (iii) imposed a requirement to provide, on a quarterly and annual basis, consolidating financial statements reconciling the financial condition of the restricted subsidiaries and unrestricted subsidiaries; (iv) reduced the amount of the Company’s permitted unsecured indebtedness from $550 million to $100 million; (v) reduced the amount of permitted capital expenditures and acquisitions to either $50 million or $75 million, based upon a pro forma leverage ratio calculation; (vi) imposed negative covenants restricting the ability of the Company and its restricted subsidiaries to, in each case with certain exceptions, (a) sell assets, (b) make investments, and (c) make restricted payments, including dividends and distributions; and (vii) included additional events of default related to the enforceability of the liens and security interests securing the indebtedness and to any event of default under the Amended and Restated GSO Note Purchase Agreement.

Borrowings under the credit facility following the Fourth Amendment generally bear interest at the British Bankers Association LIBOR rate or an alternate base rate, in each case plus an additional margin based on the table below:

Leverage Ratio	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1: greater than or equal to 3.50 to 1	4.00%	1.00%	0.75%
Category 2: greater than or equal to 3.00 to 1 but less than 3.50 to 1	3.75%	0.75%	0.75%
Category 3: greater than or equal to 2.50 to 1 but less than 3.00 to 1	3.50%	0.50%	0.50%
Category 4: greater than or equal to 2.00 to 1 but less than 2.50 to 1	2.75%	0.00%	0.50%

Leverage Ratio	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 5: greater than or equal to 1.50 to 1 but less than 2.00 to 1	2.50%	0.00%	0.35%
Category 6: less than 1.50 to 1	2.25%	0.00%	0.35%

Certain of the lenders under the Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Company and its subsidiaries. They have received, and may receive in the future, customary fees and commissions for these transactions.

The foregoing description of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A discussion of the material terms of the Credit Agreement dated as of June 27, 2006 by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2006, which includes as Exhibit 10.1 thereto a copy of the Credit Agreement. A discussion of the material terms of the Agreement and First Amendment to Credit Agreement dated as of December 15, 2006 by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2007, which includes as Exhibit 10.1 thereto a copy of the Agreement and First Amendment to Credit Agreement. A discussion of the material terms of the Agreement and Second Amendment to Credit Agreement dated as of October 29, 2010 by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2010, which includes as Exhibit 10.1 thereto a copy of the Agreement and Second Amendment to Credit Agreement. A discussion of the material terms of the Agreement and Third Amendment to Credit Agreement dated as of September 30, 2014 by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2014, which includes as Exhibit 10.1 thereto a copy of the Agreement and Third Amendment to Credit Agreement.

Amended and Restated Note Purchase Agreement

On July 1, 2016, the Company entered into an Amended and Restated Note Purchase Agreement (the “Amended and Restated GSO Note Purchase Agreement”) with GSO Tetra Holdings LP (“GSO”). The Amended and Restated GSO Note Purchase Agreement amends and restates the Note Purchase Agreement (the “Original GSO Note Purchase Agreement”), dated November 5, 2015, by and between the Company and GSO, relating to the previous issuance and sale of $125 million aggregate principal amount of the Company’s 11.00% Senior Notes due November 5, 2022 (the “Notes”). The Notes were sold to GSO in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes bear interest at the fixed rate of 11.00% and mature on November 5, 2022. Interest on the Notes is due quarterly on March 15, June 15, September 15 and December 15 of each year, and commenced on March 15, 2016. The Company may prepay the Notes, in whole or in part (though not in an amount less than $1,000,000 in the aggregate in the case of a partial prepayment) at a prepayment price equal to (i) prior to the third anniversary of the date of the original closing of the issuance and sale of the Notes (the “Original Closing Date”), 100% of the principal amount so prepaid, plus accrued and unpaid interest and a “make-whole” prepayment amount, (ii) during the period commencing on the third anniversary of the Original Closing Date and ending on the day prior to the fourth anniversary of the Original Closing Date, 104% of the principal amount so prepaid, plus accrued and unpaid interest, (iii) during the period commencing on the fourth anniversary of the Original Closing Date and ending on the day prior to the fifth anniversary of the Original Closing Date, 102% of the principal amount so prepaid, plus accrued and unpaid interest, (iv) during the period commencing on the fifth anniversary of the Original Closing Date and ending on the day prior to the sixth anniversary of the Original Closing Date, 101% of the principal amount so prepaid, plus accrued and unpaid interest, and (v) from the sixth anniversary of Original Closing Date, 100% of the principal amount so prepaid, plus accrued and unpaid interest. The Amended and Restated GSO Note Purch ase Agreement provides that in the event of a change of control, the Company must extend to each holder of the Notes an offer to prepay all Notes at varying amounts set forth therein based upon when any such change in control occurs. A change of control shall be deemed to occur if any person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of the then-outstanding class of capital stock having ordinary voting power to elect a majority of the board of directors, provided that a change of control shall not be deemed to have occurred if the Company, or the acquiring person (if the Company is no longer in existence or the acquiring person has acquired all or substantially all of the assets of the Company) shall have an Investment Grade Rating (as defined in the Amended and Restated GSO Note Purchase Agreement) immediately following such acquiring person becoming the beneficial owner or consummating such acquisition.

Pursuant to the Amended and Restated GSO Note Purchase Agreement the Notes are now secured by first-lien security interests in substantially all of the Company’s assets and the assets of designated existing and future domestic subsidiaries, and all of the capital stock and equity interest in designated existing and future subsidiaries as described below under the caption “Security Agreement,” and are guaranteed by certain of the Company’s material wholly owned U.S. subsidiaries. The Notes are now pari passu in right of payment to all borrowings under the Credit Agreement and rank at least pari passu in right of payment with all other outstanding indebtedness. The Amended and Restated GSO Note Purchase Agreement contains customary covenants that limit the ability of the Company and certain of its restricted subsidiaries to, among other things: incur or guarantee additional indebtedness; incur or create liens; merge or consolidate or sell substantially all of its assets; engage in a different business; enter into transactions with affiliates; and make certain payments as set forth in the Amended and Restated GSO Note Purchase Agreement. Subject to certain limited exceptions, aggregate asset sales by the Company and its restricted subsidiaries during any fiscal year are restricted to the greater of $50.0 million or 15% of the Company’s Consolidated Total Assets (as defined in the Amended and Restated GSO Note Purchase Agreement) as of the end of the immediately preceding fiscal year; provided that the Net Available Cash (as defined in the Amended and Restated GSO Note Purchase Agreement) with respect to any disposition of assets or group of related assets in any fiscal year may not exceed $25 million.

The Amended and Restated GSO Note Purchase Agreement also amends certain financial covenants in the Original Note Purchase Agreement. The amendments to the financial covenants include replacing the interest coverage ratio covenant in the Original GSO Note Purchase Agreement with a minimum permitted fixed charge coverage ratio at the end of any fiscal quarter of 1.1 to 1. Additionally, the maximum permitted ratio of consolidated funded indebtedness at the end of any fiscal quarter to EBITDA increased from 3.50 to 1.00 to (a) 4.50 to 1.00 as of the end of any fiscal quarter ending during the period commencing on July 1, 2016 and ending on March 31, 2018, (b) 4.25 to 1.00 as of the end of any fiscal quarter ending during the period commencing on June 30, 2018 and ending on December 31, 2018 and (c) 4.00 to 1.00 as of the end of any fiscal quarter ending thereafter.

The Amended and Restated GSO Note Purchase Agreement contains customary default provisions, as well as the following cross-default provision. An event of default will occur if the Company or any restricted subsidiary (i) fails to make any payment when due beyond any applicable grace period under any Indebtedness of at least $20.0 million, (ii) defaults in the performance of any obligation under the Amended and Restated GSO Note Purchase Agreement or the collateral documents and such default is not remedied within the applicable cure period, (iii) defaults in the performance of or compliance with any term of any Indebtedness in an aggregate outstanding principal amount of at least $20.0 million or of any mortgage, indenture or other agreement relating to such Indebtedness or any other condition exists, and as a result of such default or condition such Indebtedness is accelerated and declared due and payable before its stated maturity or before its regularly scheduled dates for payment, (iv) the Company or any restricted subsidiary of the Company becomes obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20.0 million or one or more persons have the right to require the Company or any subsidiary of the Company to purchase or repay such Indebtedness or (v) with certain exceptions, the security interest in the collateral ceases to be in full force and effect. Upon the occurrence and during the continuation of an event of default under the Amended and Restated GSO Note Purchase Agreement, the Notes may become immediately due and payable, either automatically or by declaration of holders of more than 50% in principal amount of the Notes at the time outstanding.

The foregoing description of the Amended and Restated GSO Note Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Amended and Restated GSO Note Purchase Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Security Agreement

On July 1, 2016, in connection with the execution of the Fourth Amendment and the Amended and Restated GSO Note Purchase Agreement, the Company and certain designated subsidiaries have pledged and granted to JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”) pursuant to the Collateral Agency Agreement dated July 1, 2016, for the benefit of the lenders under the Credit Agreement and GSO, first-lien security interests in substantially all of the Company’s assets and the assets of designated existing and future domestic subsidiaries, and all of the capital stock and equity interest in designated existing and future subsidiaries (limited, in the case of foreign subsidiaries, to 66% of the voting stock or equity interests of first-tier foreign subsidiaries). In addition, TETRA International Incorporated, CSI Compressco GP Inc. and CSI Compressco Investment LLC have pledged to the Collateral Agent, for the benefit of the lenders under the Credit Agreement and GSO, first-lien security interests in the common units and incentive distribution rights in CSI Compressco LP (the “Partnership”) held by such parties. The obligations of the Company under the Credit Agreement, as amended by the Fourth Amendment, and the guarantors thereof are not secured by the assets of the Partnership and its subsidiaries.

The foregoing description of the Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Security Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Liquidity Update

As recently disclosed by the Company, based on financial forecasts and market conditions as of June 13, 2016, the Company had determined that there was a significant level of uncertainty as to whether the Company would be in compliance with the interest coverage ratio covenant under the Credit Agreement as of September 30, 2016. If the Company was not in compliance with this covenant as of September 30, 2016, an event of default would occur under the Credit Agreement, which could result in an event of default under the Original GSO Note Purchase Agreement. As a result, the Company also recently disclosed that the significant uncertainty with respect to compliance with the interest rate coverage for the period ending September 30, 2016 raised a substantial doubt about the Company’s ability to continue as a going concern.

As disclosed above, the Fourth Amendment deleted the interest coverage ratio covenant, and replaced it with a more customary fixed charge coverage ratio. As a result, there no longer exists any uncertainty with respect to the Company’s compliance with the interest coverage ratio covenant as of September 30, 2016 and the Company expects that it will be in compliance with the financial covenants under the Credit Agreement, as amended by the Fourth Amendment, and the Amended and Restated GSO Note Purchase Agreement through June 30, 2017 thereby eliminating the doubt set forth above regarding the Company’s ability to continue as a going concern.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Note Purchase Agreement, dated July 1, 2016, between TETRA Technologies, Inc. and GSO Tetra Holdings LP.
10.1
Agreement and Fourth Amendment to Credit Agreement dated as of July 1, 2016, among TETRA Technologies, Inc., and certain of its subsidiaries as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto.

10.2	Security Agreement dated as of July 1, 2016, among TETRA Technologies, Inc., and certain of its subsidiaries as pledgors, JPMorgan Chase Bank, N.A., in its capacity as collateral agent.
99.1	Press release, dated July 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: July 5, 2016

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Note Purchase Agreement, dated July 1, 2016, between TETRA Technologies, Inc. and GSO Tetra Holdings LP.
10.1
Agreement and Fourth Amendment to Credit Agreement dated as of July 1, 2016, among TETRA Technologies, Inc., and certain of its subsidiaries as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto.

10.2	Security Agreement dated as of July 1, 2016, among TETRA Technologies, Inc., and certain of its subsidiaries as pledgors, JPMorgan Chase Bank, N.A., in its capacity as collateral agent.
99.1	Press release, dated July 5, 2016.